Exhibit 10.15

Unofficial Summary Translation

Shandong University

Laiyang Jiangbo Pharmaceuticals Co, Ltd

Technology Cooperation Agreement

September 16, 2007

Cooperation Agreement

Biochemistry and Biotechnology Research Institute of Pharmaceuticals Institute of Shandong University (Party A) has great talent and technology strength and specialized in drug research and development. To better utilize all the favorable circumstances, better transform results of technology research, and provide better environments for talent training and practice, it should timely seek to cooperate with enterprises with certain advantages and fundamentals to accomplish win-win situations

Laiyang Jiangbo Pharmaceuticals Co, Ltd (Party B) is a pharmaceutical manufacture company and, to future develop itself, it shall closely rely on advanced science and related technology and It actively cooperates with related scientific research institutions to improve its research and development capability.

Party A and Party B reached the agreement and made the follow contractual terms based on the mutual benefits of both parties:

A.	Main content of the contract.

Both parties will closely cooperate on production development, technological development, personnel training and transformations of scientific and technological achievements in the field of biochemical and biological drugs area.

B. Responsibilities and obligations of both parties
a.	Party A
1.	Shall provide all technical services, cooperate with Party B to establish projects and actively apply for related scientific and technological funding with party B.
2.	Develop new products with party B.
3.	Train technical personnel for Party B.
4.	Actively provide information related to technological research achievements and products information to Party B.

5.	Shall help Party B to timely solve technological problems encountered during production and research process.

b.	Party B
1.	Shall be responsible for provide funding needed for the essential research work for the research and development projects established by both parties.
2.	Shall pay for all the expenses included necessary labor fees incurred by Party A for servicing Party B.
3.	Pay the annual payment of RMB 24,000,000 as research and development fund to Party A.
4.	Coordinate work with Party A actively.
5.	Provides necessary conditions for the research and intern work for undergraduate and graduate students from Party A, including foods and accommodations.

C.	Distribution of property rights and project outcomes
1.
Results of project established by both parties and the project funding was provided by Party B shall belong to both Party A and Party B with primarily ownership belongs to Party B. The profit shall be shared by both parties according to certain percentages (Separate agreement will be signed to determine profit sharing percentage) after the research outcomes are transformed into production. If Party A provides research results on its own, both parties shall establish agreements for the ownership of the property right and outcomes.

2.
The spending of technology development funds planned by both parties and obtained by Party B from related government departments shall be discussed and agreed based on tasks and responsibilities of each party.

D.	Funding and payment
1.
After the contract is signed and research topics are established by both parties, Party B shall provide research and development funding to Party A in various phases (Basically RMB 2,000,000 per month).

2.
Party B shall pay Party A RMB 24,000,000 annually for research and development funding. First payment shall be committed within ten days after the signing of the agreement. Monthly payment shall be due at the end of the month.

E.	Breach of Agreement
Neither side shall disclose information related to production, project technological documentation owned by both parties to a third party. The party breaches the contract shall pay for the compensation for the economic loss of the other party. Both parties shall carry out their own responsibilities and obligations after the agreement is signed. The other party has the right for termination if one party breaches the contract.

F.	Others
1.	The contract becomes effective after it’s signed. Matters not mentioned herein shall be decided through negotiation between both parties to reach a decision.

2.	This agreement shall be valid for a period of three years.
3.	This agreement has two copies, one each for both parties.

School of Pharmacy, Shandong University (Party A) (Seal)
Representative:
September 16, 2007

Laiyang Jiangbo Pharmaceuticals Co, Ltd (Part B) (Seal)
Representative:

September 16, 2007